Exhibit 10.2.7

SIXTH AMENDMENT TO THE AMENDED AND

RESTATED STOCKHOLDERS AGREEMENT

OF

SITEL WORLDWIDE CORPORATION

This Sixth Amendment to the Amended and Restated Stockholder Agreement of SITEL Worldwide Corporation (f/k/a ClientLogic Corporation) (this “Amendment”) is made by and among the Corporation, the Onex Group and OMERS (as each is defined in the Stockholders Agreement) and is effective as of September 14, 2007.

RECITALS:

WHEREAS, the Corporation and the holders of the capital stock of the Corporation entered into that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000, as further amended (the “Stockholders Agreement”);

WHEREAS, Section 8.9(b) of the Stockholders Agreement grants the Corporation, the Onex Group and OMERS the right to amend such agreement;

WHEREAS, the company has issued shares of the Class C Common Stock of the Company to JANA Piranha Master Fund, Ltd. (“JANA”) on April 30, 2007 (“JANA Purchase”);

WHEREAS, certain Qualified Major Stockholders have elected to exercise their preemptive rights under the Stockholders Agreement to purchase Class C Common Stock in connection with the JANA Purchase; and

WHEREAS, the Corporation, the Onex Group and OMERS desire to amend the Stockholders Agreement to include the Class C Common Stock held by any Stockholders as Common Stock subject to the terms of the Stockholders Agreement and to acknowledge certain co-existing rights of JANA under the JANA Stockholders Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENT OF STOCKHOLDERS AGREEMENT

Section 1.1 Amendment to Section 1.1 - Definitions. The Stockholders Agreement is hereby amended to add the following new definitions:

“Class C Voting Common Stock” means shares of Class C Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class C Common Stock thereafter may be changed due to a reclassification, exchange or other change in class of stock.

“JANA Group” shall mean JANA and any of its existing or to be formed Affiliates.

“JANA Stockholders Agreement” shall mean the Class C Stockholders Agreement dated as of April 30, 2007 (as amended from time to time) among the Corporation and the stockholders signatory thereto.

“Other Stockholders” shall have the meaning provided in Section 5.2.

Section 1.2 Amendment to Section 1.1 – Definitions. The definition of “Common Stock” in Section 1.1 of the Stockholders Agreement is hereby amended to add the double underlined language below:

“Common Stock” shall mean shares of the Class A Nonvoting Common Stock, Class A Voting Common Stock, Class B Nonvoting Common Stock, Class B Voting Common Stock and Class C Voting Common Stock, and any capital stock into which such Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

Section 1.3 Addition of Section 2.9 – Automatic Conversion. The Stockholder Agreement is hereby amended to add a new Section 2.9 as follows:

SECTION 2.9 Automatic Conversion. Each Stockholder agrees that immediately prior to the closing of a Qualified IPO, each share of Class C Voting Common Stock held by it shall be automatically converted (i) into a share of Class A Voting Common Stock on a one-for-one basis or (ii) into a share or shares of the class of securities into which the Class A Voting Common Stock has been or is being converted into, as the case may be, with each share of Class C Voting Common Stock converting into the same number of shares of such securities as each share of Class A Voting Common Stock has converted or will be converted into. Such conversion shall occur automatically and without any further action on the part of the applicable holder of Class C Voting Common Stock.

Section 1.4 Amendment to Section 3.3(d)(i) – Second Round Subscribers. Section 3.3(d)(i) of the Stockholders Agreement is hereby amended to add the double underlined language below:

“In the event that one or more Qualified Major Stockholders fail to give a properly completed Exercise Notice in respect of all or part of the Offered Securities offered to it, him or her pursuant to Section 3.3(a), the Offered Securities not subscribed for (the “Second Round Securities”) shall be allocated among those Qualified Major Stockholders (together with and including the Qualified Stockholders as defined under the JANA Stockholders Agreement) (if any) (“Second Round Subscribers”) who indicate in their respective Exercise Notices a desire to subscribe for more than their Proportionate Interest of the total Offered Securities offered pursuant to Section 3.3(a) up to any maximum number set out in the Exercise Notice. If the number or amount of Second Round Securities is less than the number or amount desired to be taken up by Second Round Subscribers, the Second Round Securities shall be allocated among the Second Round Subscribers on a pro rata basis (such that all the Second Round Securities are allocated) according to their respective Proportionate Interests (rounded, as appropriate, to the nearest whole number). In the event that not all Second Round Securities are taken up and purchased by the Qualified Stockholders, the Corporation may issue such Second Round Securities not so subscribed for at a price not less than that set out in the Offer Notice to such Persons as the Board may determine in its discretion, subject to compliance with Section 4.4 hereof.

Section 1.5 Amendment to Section 3.3(e) – Exceptions to Preemptive Rights. Section 3.3(e) of the Stockholders Agreement is hereby amended to add the double underlined language and to delete the language that is striked through below:

“(e) The Corporation may, subject to compliance with Section 4.13 hereof, issue any of the following securities without triggering the Preemptive Rights: (i) Employee Incentive Securities, (ii) shares of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent which, when issued, was subject to or exempt from the Preemptive Rights under this Section 3.3, (iii) securities distributed or set aside ratably to all holders of Common Stock (or any class or series thereof) on a per share equivalent basis, (iv) shares of Common Stock or other equity securities in a Qualified IPO approved in accordance with Section 5.1, (v) shares of Common Stock or Common Stock Equivalents issued in connection with a merger or consolidation or other business combination of the Corporation or a Subsidiary of the Corporation into or with another entity or an acquisition by the Corporation or a Subsidiary of the Corporation of another business or corporation, (vi) shares of Common Stock in payment of all or any portion of the principal of, or interest or premium on, any indebtedness of the Corporation or any of its Subsidiaries, (vii) shares of Preferred Stock of the Corporation that are not Common Stock Equivalents, (viii) shares of Common Stock Equivalents that are attached to or otherwise issued in connection with indebtedness of the Corporation, (ix) shares of Common Stock issuable in exchange for shares of exchangeable capital stock of any of the Corporation’s Subsidiaries, (x) shares of Common Stock issued pursuant to Section 3.1 of the Class B Stockholders Agreement, dated as of August 15, 2000, among the Corporation, OMERS, Onex, and Onex HOC in connection with a Pre-IPO Private Placement (as defined therein) or a Qualified IPO; (xi) shares of Common Stock issued pursuant to Section 5.3 of the JANA Stockholders Agreement in connection with the Pre-IPO Private Placement (as defined therein) or a Qualified IPO; or (xii) shares of Common Stock to the Onex Group or the OMERS Group in accordance with any agreement providing such Persons protection against certain dilutive events; provided, however, that each of the OMERS Group and the JANA Group shall retain Preemptive Rights with respect to issuances of Common Stock or Common Stock Equivalents under the circumstances described in clauses (vi) and (viii) (herein, the “Special Preemptive Rights”), but only to the extent that the indebtedness involved is owed to an Affiliate of the Corporation or to Onex.”

Section 1.6 Amendment to Section 5.2 – Secondary Offering in Connection with Qualified IPO. Section 5.2 of the Stockholders Agreement is hereby amended to add the double underlined language below:

“In connection with a Qualified IPO by the Corporation, the Corporation will use its reasonable best efforts to effect the qualification or registration under applicable securities laws of the Common Stock or Common Stock Equivalents, as applicable to the Qualified IPO, held by the Stockholders to the extent required to permit the distribution of such shares of Common Stock or Common Stock Equivalents by way of a secondary offering concurrently with such Qualified IPO and shall prepare and file such registration statements, prospectuses, amendments, and other documents as may be required to effect such secondary offering; provided, however, that: (a) the Corporation will only be required to effect the qualification or registration for distribution of such number of shares of Common Stock or Common Stock Equivalents pursuant to this Section 5.2 which, in the written opinion of the underwriters for the Qualified IPO, after consultation with the Corporation and the Stockholders, would not adversely affect such Qualified IPO and, in any event, only to the extent permitted under applicable securities laws and under any requirements imposed by the SEC or any securities regulatory authorities or any stock exchanges on which the Common Stock or Common Stock Equivalents are to be listed; and (b) to the extent that the number of shares of Common Stock or Common Stock Equivalents which Stockholders and all other holders of common equity securities of the Corporation who have the right to sell shares of Common Stock or Common Stock Equivalents in the Qualified IPO (collectively, the “Other Stockholders”) wish to sell through a secondary offering pursuant to this Section 5.2 is greater than the number of shares of Common Stock or Common Stock Equivalents to be so sold in accordance with Section 5.2, then the number of shares of Common Stock or Common Stock Equivalents which each holder of Common Stock or Common Stock Equivalents will be entitled to sell under the secondary offering shall be calculated on a pro rata basis, based upon each such Stockholder’s and Other Stockholder’s Proportionate Interest.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Section 2.2 Effect of Amendment. Except as specifically provided herein, the Stockholders Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Stockholders Agreement as hereby amended shall be and remain in full force and effect.

Section 2.3 Entire Agreement. This Amendment, together with the unaltered portions of the Stockholders Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Section 2.5 Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SITEL WORLDWIDE CORPORATION

By:
Name:
Title:

ONEX CORPORATION

By:
Name:
Title:

ONEX CLIENTLOGIC HOLDINGS, LLC

By:
Name:
Title:

OMERS ADMINISTRATION CORPORATION

By:
Name:
Title:

By:
Name:
Title: